                         CABLE CAR BEVERAGE CORPORATION
                                 717 17TH STREET
                             DENVER, COLORADO 80202

--------------------------------------------------------------------------------

                                         November 25, 1997




Mr. Samuel M. Simpson
3005 Cherry Ridge Road
Cherry Hills Village, Colorado 80110

Dear Sam:

It is with great pleasure that we hereby confirm your employment as President and Chief Executive Officer of Cable Car Beverage Corporation (the "Company"), a subsidiary of Triarc Companies, Inc. ("Triarc"), and of its wholly owned subsidiaries, including Fountain Classics, Inc. and Old San Francisco Seltzer, Inc., and as a representative of the Triarc Beverage Group for the western United States, on the terms and conditions set forth in this letter and in the attached term sheet (the "Term Sheet").

This letter agreement supersedes in its entirety the Employment Agreement dated as of December 15, 1994, as amended, between you and the Company. This letter agreement contains the entire agreement between the parties with respect to the matters covered herein and supersedes all prior agreements, written or oral, with respect thereto. This letter agreement may only be amended, superseded, cancelled, extended or renewed and the terms hereof waived, only by a written instrument signed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

You will report to the Board of Directors of the Company (the "Board") and the Chief Executive Officer of the Triarc Beverage Group and your duties will be performed primarily at the principal place of business of the Company in Denver, Colorado or in the Denver, Colorado metropolitan area. The Company shall furnish sufficient facilities, services, staffing and assistance to enable you to perform your duties hereunder. The Company agrees that it cannot require you to relocate outside of the Denver, Colorado metropolitan area or to travel outside the Denver, Colorado metropolitan area more than






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                                                                               2


ten (10) business days each month. The term of your employment shall continue through the third anniversary of the date hereof, provided that such term shall be automatically extended for successive one year periods unless either you or the Company gives written notice to the other, at least ninety (90) days before such extension is to take effect, that they do not wish the term to be extended. This Agreement may be terminated prior to the expiration of the original term, or any extension thereof: (i) in the event that you shall die; (ii) in the event that you shall become Disabled (for purposes of this clause (ii), "Disabled" shall mean that you shall have failed, due to illness or other physical or mental incapacity, to render services of the character contemplated by this Agreement for an aggregate of more than ninety (90) calendar days during any twelve (12) month period); (iii) for cause (as hereafter defined); or (iv) in the event that you give written notice to the Company of your resignation.

For purposes of this letter agreement "cause" means: (i) commission of any act of fraud or gross negligence by you in the course of your employment hereunder which, in the case of gross negligence, has a materially adverse effect on the business or financial condition of the Company or any of its affiliates; (ii) willful material misrepresentation at any time by you to any superior executive officer of Triarc, the Triarc Beverage Group or any of their affiliates; (iii) willful failure or refusal to comply with any of your material obligations hereunder or to substantially comply with a reasonable and lawful instruction of any executive officer of Triarc or the Triarc Beverage Group, or the Board of Directors of either Triarc or the Company; (iv) engagement by you in any conduct or the commission by you of any act which is materially injurious or detrimental to the substantial interest of Triarc or the Company; (v) conviction for any felony, whether of the United States or any state thereof or any similar foreign law to which you may be subject; (vi) any failure to substantially comply with any written rules, regulations, policies or procedures of Triarc or the Company furnished to you which, if not complied with, could reasonably be expected to have a material adverse effect on the business of Triarc or the Company or any of their affiliates; or (vii) any willful failure to comply with the Company's, Triarc's or any of their affiliates' policies regarding insider trading; provided, that in the cases of clauses (iii), (iv) and (vi) of the definition of "cause" set forth in this paragraph, if your failure or refusal referred to therein is curable by you, then "cause" shall not be deemed to exist unless you fail or refuse to so cure within three (3) business days of your receipt from Triarc or the Company of a request for such cure and such request to cure is the first such request delivered under this paragraph.

You acknowledge that as the Company's President and Chief Executive Officer you will be involved, at the highest level, in the development, implementation, and management of the Company's and its subsidiaries' business strategies and plans, including those which involve the Company's and its subsidiaries' finances, marketing operations, industrial relations, operations and acquisitions. By virtue of your unique and sensitive position, your employment by a competitor of the Company represents a serious competitive danger to the Company and the use of your talent, knowledge, and information about the Company's business, strategies, and plans can and would constitute a valuable competitive advantage over the Company. In view of the foregoing, and in







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                                                                               3


consideration of (i) the enhanced compensation, (ii) the other benefits being provided to you hereunder, (iii) the payment to you of $10,000 per month, payable monthly for twenty-four (24) months commencing with the month after the Early Termination Date (as defined below) if your employment with the Company terminates prior to the second anniversary of the date hereof for any of the reasons set forth in clause (a) of this sentence, and (iv) to induce the Company to execute this letter agreement, you agree that if (a) either your employment with the Company ends prior to the end of the then current term by reason of your resignation, or your employment is terminated by the Company for cause (the date of such resignation or termination being referred to herein as the "Early Termination Date"), then you covenant and agree that in either case for a period of twenty-four (24) months following the termination of your employment with the Company, or (b) you choose to deliver a written notice to the Company not to extend the term of this letter agreement in accordance with the terms of the fourth sentence of the third paragraph of this letter agreement, then you covenant and agree that for a period of eighteen (18) months following the expiration of the then current term of this letter agreement, you will not engage or be engaged in any capacity, directly or indirectly, including, but not limited to, as an employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor owning less than two percent interest in a publicly held company) in any business or entity that is engaged in the beverage business.

You agree to treat as confidential and not to disclose to anyone other than the Company and its subsidiaries and affiliated companies, and you agree that you will not at any time during your employment and for a period of four (4) years thereafter, without the prior written consent of the Company, divulge, furnish, or make known or accessible to, or use of the benefit of anyone other than the Company, its subsidiaries and affiliated companies, any information of a confidential nature relating in any way to the business of the Company or its subsidiaries or affiliated companies, or any of their respective direct business customers, unless (i) you are required to disclose such information by requirements of law, (ii) such information is in the public domain through no fault of yours, or (iii) such information has been lawfully acquired by you from other sources unless you know that such information was obtained in violation of an agreement of confidentiality.

You agree that in addition to any other remedy provided at law or in equity, (a) the Company shall be entitled to a temporary restraining order, and both preliminary and permanent injunctive relief restraining you from violating the provisions of the preceding two paragraphs, (b) you will indemnify and hold the Company harmless from and against any and all damages or loss incurred by Triarc or the Company or any of their affiliates (including reasonable attorneys' fees and expenses) as a result of any willful or reckless violation of such provisions; and (c) the Company's remaining obligations under this letter agreement, if any, shall cease (other than payment of your base salary through the date of such violation and any earned but unpaid vacation or except as may be required by law) as a result of any willful or reckless violation of such provisions.







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                                                                               4


You agree that the Company may withhold from any amounts payable to you hereunder all federal, state, local or other taxes that the Company determines are required to be withheld pursuant to any applicable law or regulation. You further agree that if the Internal Revenue Service or other taxing authority asserts a liability against the Company for failure to withhold taxes on any payment hereunder, you will pay to the Company the amount determined by such taxing authority that had not been withheld, together with any interest imposed by such taxing authority on such amount, within ninety (90) days of notice to you of such determination.

This letter agreement shall be governed by the laws of the State of Colorado applicable to agreements made and to be performed entirely within such State.

If you agree with the terms outlined above and in the Term Sheet, please date and sign the copy of this letter enclosed for that purpose and return it to me.




                                            Sincerely,

                                            CABLE CAR BEVERAGE CORPORATION

                                            By:  /s/ Peter W. May
                                                 -------------------------------
                                                 Name:  Peter W. May
                                                 Title: Vice Chairman


Agreed and Accepted this
25th day of November, 1997:


/s/ Samuel M. Simpson
------------------------
Samuel M. Simpson






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                                                                               5


                                SAMUEL M. SIMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                       OF
                         CABLE CAR BEVERAGE CORPORATION
                         AND ITS SUBSIDIARIES, INCLUDING
                             FOUNTAIN CLASSICS, INC.
                         OLD SAN FRANCISCO SELTZER, INC.
                AND A REPRESENTATIVE OF THE TRIARC BEVERAGE GROUP
                          FOR THE WESTERN UNITED STATES

                              EMPLOYMENT TERM SHEET

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PROVISION                     TERM                            COMMENTS
---------                     ----                            --------

---------------------------------------------------------------------------------------------------------
CONTRACT TERM                 Three years, subject to         Automatic one year extensions unless the
                              renewal.                        Company or executive gives 90 days' notice
                                                              of nonrenewal.

---------------------------------------------------------------------------------------------------------
BASE SALARY                   $284,300/year, to be paid on    Subject to increase, but not decrease,
                              a regular basis in accordance   during the original term and any extension
                              with the Company's payroll      in an amount determined by the Board.
                              procedures and policies.

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ANNUAL CASH INCENTIVE         Incentive compensation with     With respect to the fiscal year ending
                              respect to fiscal year 1997:    December 31, 1997:

Any annual cash incentive
bonus payable hereunder                                       The executive shall be paid a bonus of
shall be paid to the                                          $20,000 per point.  The executive shall
executive not later than 15                                   earn points for the Company's 1997 net
business days following the                                   sales as follows:
delivery of the Company's
audited financial                                             $18,000,000 - $19,999,999= 1 point
statements for the fiscal                                     $20,000,000 - $22,999,999= 2 points
year with respect to which                                    $23,000,000 - $25,999,999= 3 points
such bonus is payable.                                        $26,000,000 and above    = 4 points

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                                                                               6


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PROVISION                     TERM                            COMMENTS
---------                     ----                            --------

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
ANNUAL CASH INCENTIVE         Incentive compensation with     The executive shall also earn points for
(cont'd)                      respect to fiscal year 1997     the Company's 1997 "Adjusted Net Income"
                              (cont'd):                       (as defined below) as follows:

                                                              $1,000,000 - $1,249,999= 1 point
                                                              $1,250,000 - $1,499,999= 2 points
                                                              $1,500,000 - $1,799,999= 3 points
                                                              $1,800,000 and above   = 4 points

                                                              Points are not cumulative - e.g., if the
                                                              Company's 1997 net sales are $27 million
                                                              and the Company's 1997 Adjusted Net Income
                                                              is $1.9 million, the executive earns 8
                                                              points, not 20 points.

                                                              "Adjusted Net Income" shall be defined as
                                                              the Company's net income for the fiscal
                                                              year except that any bonuses payable to the
                                                              executive pursuant to this letter agreement
                                                              shall not be included in salary expense for
                                                              purposes of calculating Adjusted Net
                                                              Income.  Except for the exclusion of
                                                              bonuses payable hereunder, net income shall
                                                              be determined in accordance with generally
                                                              accepted accounting principles applied on a
                                                              consistent basis.

                                                              To the extent that Adjusted Net Income
                                                              reflects any deductions for management fees
                                                              payable to Triarc or any fees or expenses
                                                              payable in connection with the acquisition
                                                              of the Company, such amounts shall be added
                                                              back to Adjusted Net Income for the
                                                              purposes of determining the executive's
                                                              eligibility for incentive cash compensation
                                                              with respect to fiscal year 1997.
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                                                                               7


---------------------------------------------------------------------------------------------------------
PROVISION                     TERM                            COMMENTS
---------                     ----                            --------

---------------------------------------------------------------------------------------------------------
ANNUAL CASH INCENTIVE        Incentive compensation with      All calculations of net sales and Adjusted
(cont'd)                     respect to fiscal year 1997      Net Income shall be based on the Company's
                             (cont'd):                        audited financial statements for the year
                                                              ended December 31, 1997.

                                                              In addition, the executive shall earn 2
                                                              points if the Company acquires royalty-free
                                                              ownership of the Stewart's trademark (for
                                                              all uses other than Stewart's Restaurants)
                                                              on terms approved by the Board.

                             Incentive cash compensation      The executive shall be eligible to receive
                             commencing with fiscal year      annual incentive cash bonuses and shall be
                             1998:                            treated in a manner comparable to that of
                                                              other senior executives of Triarc's
                                                              operating subsidiaries with respect to such
                                                              cash bonuses based on Company and
                                                              individual performance assessed for each
                                                              fiscal year relative to objectives agreed
                                                              to in advance between the executive and the
                                                              Board, taking into account the financial
                                                              profile of the Company compared to that of
                                                              such other operating subsidiaries.

                             Additional cash compensation     With respect to the fiscal years ending
                             with respect to fiscal years     December 31, 1998, 1999 and 2000:
                             1998, 1999 and 2000:

                                                              The executive shall be paid $120,000 in
                                                              each of fiscal years 1998, 1999 and 2000 if
                                                              the Company's net sales (calculated on the
                                                              basis of the Company's audited financial
                                                              statements for such fiscal years) for such
                                                              fiscal year exceed the amount of net sales
                                                              set forth for such fiscal year below:

                                                              1998              $25,000,000
                                                              1999              $27,500,000
                                                              2000              $30,000,000
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                                                                               8


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PROVISION                     TERM                            COMMENTS
---------                     ----                            --------

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
TRIARC STOCK OPTIONS          Participation in Triarc's
                              stock option plan during term
                              of employment in amounts
                              comparable to that of other
                              senior executives of Triarc's
                              operating subsidiaries,
                              taking into account the
                              financial profile of the
                              Company compared to that of
                              such other operating
                              subsidiaries.

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BENEFITS                      Benefits as are made
                              available to other executives
                              of the Company, including
                              participation in the
                              Company's health/medical and
                              insurance programs.

---------------------------------------------------------------------------------------------------------
DISABILITY BENEFITS           The Company shall provide to
                              the executive and the
                              executive shall pay premiums
                              on a disability insurance
                              policy providing benefits to
                              the executive of $5,000/mo.
                              in the event of the
                              executive's "disability" as
                              defined in such policy.

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                                                                               9

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PROVISION                     TERM                            COMMENTS
---------                     ----                            --------

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
"STAY BONUS"                  $400,000, payable on signing;
                              provided, however, that if
                              the executive has resigned or
                              been terminated for "cause"
                              (as defined in the attached
                              letter agreement) prior to
                              the first anniversary of his
                              employment hereunder, the
                              executive shall be obligated
                              to refund to the Company,
                              immediately upon such
                              resignation or termination, a
                              percentage of such "stay
                              bonus" equal to the
                              percentage of such one year
                              period (from the date of
                              employment hereunder to the
                              first anniversary thereof)
                              which remains after the date
                              of such resignation or
                              termination.

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VACATION                      5 weeks per year.


---------------------------------------------------------------------------------------------------------
AUTOMOBILE ALLOWANCE          $800 per month.


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DEATH BENEFIT                 Upon death of the executive,
                              the Company shall pay a death
                              benefit to the executive's
                              estate in an amount equal to
                              one year of the executive's
                              then current base salary.
                              Payment shall be made within
                              30 days following the
                              executive's death.
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                                                                              10

---------------------------------------------------------------------------------------------------------
PROVISION                     TERM                            COMMENTS
---------                     ----                            --------

---------------------------------------------------------------------------------------------------------
EXPENSES                      Reasonable and necessary
                              out-of-pocket expenses
                              incurred in the performance
                              of duties shall be reimbursed
                              by the Company in accordance
                              with its policies.

                              In addition, the Company
                              shall provide the executive
                              with reimbursement of dues
                              paid to professional
                              associations.

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